EXHIBIT 10.1
The Incentive Stock Option Agreement
Pursuant to the
United Fuel & Energy Corporation
2005 Equity Incentive Plan

Optionee:	Joseph Juliano

Date of Grant:	November 12, 2008

Number of Option Shares:	150,000 shares

Exercise Price:	$0.80 per Option Share

Expiration Date:	November 11, 2018
     This Incentive Stock Option Agreement (this “Option Agreement”), is made as of November 12, 2008 between United Fuel & Energy Corporation, a Nevada corporation (the “Company”), and the above-named individual, an employee of the Company or one of its Subsidiaries (the “Optionee”), to record the granting of an incentive stock option pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”). Terms used herein that are defined in the Plan shall have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Option Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.
     1. Grant of Option. The Company hereby grants to the Optionee, as of the Date of Grant specified above, an option (the “Option”) to purchase up to the number of shares of the Company’s common stock, par value $0.001 per share (the “Option Shares”), specified above. The Option Shares shall be purchasable from time to time during the term specified in Section 2 at the Exercise Price. This Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code (“Incentive Stock Option”). However, notwithstanding such designation, to the extent that the aggregate fair market value of the Option Shares issuable pursuant to Incentive Stock Options which become exercisable for the first time by the Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such portion of this Option, to the extent of the Option Shares covered hereby in excess of the foregoing limitation, shall be treated as Non-Statutory Stock Options (as defined below). For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of the Option Shares shall be determined as of the Date of Grant of the Option with respect to which such Option Shares are issuable. For purposes hereof, “Non-Statutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.
     2. Option Term. Unless the Optionee directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company, this Option shall have a term of ten (10) years measured from the Date of Grant and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Section 5. If the Optionee owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company, then this Option shall have a term of five (5) years measured from the Date of Grant.

     3. Limited Transferability. During Optionee’s lifetime, this Option shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee’s death.
     4. Dates of Vesting. This Option shall become exercisable for the Option Shares in twelve equal quarterly installments on the last day of each calendar quarter beginning on March 31, 2009. As the Option becomes exercisable for such installments, those installments shall accumulate and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the term under Section 5.
     5. Cessation of Service. The term specified in Section 2 shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date should any of the following events occur:
     (a) If the Optionee’s service as an employee of the Company is terminated (i) by the Company without Cause (as the term “Cause” is defined in that certain Employment Agreement between the Company and the Optionee dated March 30, 2008, as amended (the “Employment Agreement”)), or (ii) by the Optionee for Good Reason (as the term “Good Reason” is defined in the Employment Agreement), then the unvested portion of this Option shall fully vest and this Option may be exercised in full but must be exercised by the Optionee no later than twelve (12) months after the date the Optionee’s employment is terminated (and in no event later than the Expiration Date).
     (b) If the Optionee’s service as an employee of the Company is terminated because of the Optionee’s death or Disability (as the term “Disability” is defined in the Employment Agreement), then the unvested portion of this Option shall fully vest and this Option may be exercised in full but must be exercised by the Optionee (or the Optionee’s legal representative or authorized assignee) no later than six (6) months after the date the Optionee’s employment is terminated (and in no event later than the Expiration Date).
     (c) If the Optionee’s service as an employee of the Company is terminated (i) by the Company for Cause (as the term “Cause” is defined in the Employment Agreement), or (ii) by the Optionee without Good Reason (as the term “Good Reason” is defined in the Employment Agreement), neither the Optionee, the Optionee’s estate nor such other person who may then hold this Option shall be entitled to exercise it as to any shares on or after the date the Optionee’s employment is terminated.
     6. Incentive Stock Option Provisions.
     (a) Change in Status of Optionee. In the event of the Optionee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Statutory Option on the day three (3) months and one (1) day following such change in status. Except as provided in Sections 6(b) and (c) below, to the extent that the Option was unvested on the date of termination, or if the Optionee does not exercise the vested portion of the Option within the Post-Termination Exercise Period (as defined below), the Option shall terminate. For purposes hereof: “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity; the payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company; “Director” means a member of the Board or the board of directors of any Related Entity; “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity; and “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.
     (b) Disability of Optionee. In the event the Optionee’s service as an employee of the Company is terminated as a result of his Disability (as the term “Disability” is defined in the Employment Agreement), the Optionee may, but only within six (6) months from the date the Optionee’s employment is terminated (and in no event later than the Expiration Date), exercise the amount of the Option, including any amount that was not vested on the date the Optionee’s employment was terminated; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Statutory Option on the day three (3) months and one (1) day following date the Optionee’s employment was terminated. In addition, in the event that the Optionee exercises any portion of the Option that was not vested on the date the Optionee’s employment was terminated, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Statutory Option. To the extent that the Optionee does not exercise the Option within the time specified herein, the Option shall terminate.
     (c) Death of Optionee. In the event the Optionee’s service as an employee of the Company is terminated as a result of his death, or in the event of the Optionee’s death during the Post-Termination Exercise Period, the Optionee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the amount of the Option, including any amount that was not vested on the date the Optionee’s employment was terminated, within six (6) months from the date of death (but in no event later than the Expiration Date). In the event that the Optionee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance exercises any portion of the Option that was not vested on the date the Optionee’s employment was terminated, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Statutory Option. To the extent that the Option is not exercised within the time specified herein, the Option shall terminate. “Post-Termination Exercise Period” means the period specified in this Agreement commencing on the date of termination of the Optionee’s service as an employee (other than termination by the Company for Cause or termination by the Optionee without Good Reason), during which the Optionee or the Optionee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, as the case may be, may exercise the Option.
     (d) Transferability of Option. The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The Option, if a Non-Statutory Option may be transferred by will, by the laws of descent and distribution, and to the extent and in the manner authorized by the Committee, to members of the Optionee’s Immediate Family. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Optionee. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall also include adoptive relationships.
     7. Adjustment in Option Shares. Should any change be made to the Company’s common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this Option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
     8. Shareholder Rights. The holder of this Option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price and become a holder of record of the Option Shares.
     9. Manner of Exercising Option.
          (a) In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, the Optionee (or any other person or persons exercising the Option) must take the following actions:
               (i) Execute and deliver to the Company a written notice setting forth the number of Option Shares for which the Option is exercised.
               (ii) Pay the aggregate Exercise Price for the purchased shares in cash or in one or more of the following forms:
                    (A) by cancellation of indebtedness of the Company to the Optionee;
                    (B) if approved by the Committee, by surrender of shares that either: (1) have been owned by the Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Optionee in the public market; or
                    (C) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:
                         i. through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the Financial Industry Regulatory Authority (FINRA Dealer) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                         ii. through a “margin” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Option Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
                    (D) by any combination of the foregoing.
               (iii) Payment of the Exercise Price must accompany the written notice delivered to the Company in connection with the Option exercise.
               (iv) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option.
               (v) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.
               (vi) Make appropriate arrangements with the Company for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the Option exercise.
          (b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of the Optionee (or any other person or persons exercising this Option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.
          (c) In no event may this Option be exercised for any fractional shares.
     10. Corporate Transactions.
     (a) Termination of Option Agreement to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, this Option shall terminate subject to the provisions of this Section 10. Notwithstanding the foregoing, this Option shall not terminate to the extent that it is Assumed in connection with the Corporate Transaction. “Assumed” means that pursuant to a Corporate Transaction either (i) this Option Agreement is expressly affirmed by the Company or (ii) the contractual obligations represented by this Option Agreement are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to this Option Agreement and the exercise or purchase price thereof which at least preserves the compensation element of this Option Agreement existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume this Option Agreement. “Corporate Transaction” shall mean:
     (i) a dissolution or liquidation of the Company;
     (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Option is assumed, converted or replaced by the successor corporation, which assumption will be binding on the Optionee);
     (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company;
     (iv) the sale of substantially all of the assets of the Company; or
     (v) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (other than a tender offer or similar transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Option is assumed, converted or replaced by the successor corporation, which assumption will be binding on the Optionee).
     (b) Acceleration of Option Upon Corporate Transaction. In the event of a Corporate Transaction:
     (i) for the portion of the Option hereunder that is Assumed or replaced by the successor entity with a comparable award, then this Option Agreement (if Assumed), the replacement award (if replaced) automatically shall become fully vested and exercisable for all of the Option Shares at the time represented by such Assumed or replaced portion of this Option Agreement, immediately upon termination of the Optionee’s service if such service is terminated by the successor company or the Company without Cause (as the term “Cause” is defined in the Employment Agreement) within twelve (12) months after the Corporate Transaction; and
     (ii) for the portion of this Option Agreement hereunder that is neither Assumed nor replaced by the successor entity with a comparable award, such portion of this Option Agreement shall automatically become fully vested and exercisable for all of the Option Shares at the time represented by such portion of this Option Agreement, immediately prior to the specified effective date of such Corporate Transaction, provided that the Optionee’s service has not terminated prior to such date.
     11. Compliance with Laws and Regulations.
     (a) The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Stock Market or Over-the-Counter Bulletin Board, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

     (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
     12. Section 409A Limitation. In the event the Company determines at any time that this Option has been granted with an Exercise Price less than fair market value of the Option Shares subject to the Option on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than fair market value, or is materially modified at a time when the fair market value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, notwithstanding any provision of the Plan or this Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with the Plan. The specified exercise date and term shall be the default date and term specified in the Plan. Notwithstanding the foregoing, the Company shall have no liability to any Optionee or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and the Plan.
     13. Successors and Assigns. Except to the extent otherwise provided in Section 3 and 6, the provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate.
     14. Notices. Any notice required to be given under this Option Agreement shall be in writing and shall be deemed effective upon personal delivery or three (3) days after deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice Any notice required to be given to the Company under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Optionee shall be in writing and addressed to the Optionee at the address indicated below the Optionee’s signature line on the Grant Notice or at such other address as the Optionee may designate by ten (10) days advance written notice under this paragraph to all other parties to this Option Agreement.
     15. Construction. This Option Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.
     16. Governing Law; Venue. The interpretation, performance and enforcement of this Option Agreement shall be governed by the laws of the State of Nevada without resort to that State’s conflict-of-laws rules. For the purpose of litigating any dispute that arises under this Option Agreement, the parties hereby consent to exclusive jurisdiction in California and agree that such litigation shall be conducted in the federal or state courts located in Orange County, California.

     17. Discretionary Plan; Employment. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (a) each grant of an option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (b) all determinations with respect to any such future grants, including, but not limited to, the times when an option shall be granted, the number of shares of Company stock subject to each option, the exercise price, and the times when each option shall be exercisable, will be at the sole discretion of the Company; (c) if the Optionee is an Employee, the Optionee’s participation in the Plan shall not create a right to further or continued employment with the Optionee’s employer and shall not interfere with the ability of the Optionee’s employer to terminate the Optionee’s employment relationship at any time with or without cause; (d) the Optionee’s participation in the Plan is voluntary; (e) the Option is not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; (f) the future value of the Option Shares underlying this Option is unknown and cannot be predicted with certainty; (g) if the underlying shares do not increase in value, the option will have no value; and (h) the ability of the Optionee to sell the Option Shares acquired pursuant to this Option may be limited by applicable securities laws.
     18. Grant/Exercise Subject to Applicable Regulatory Approvals. Any grant of options under the Plan is specifically conditioned on, and subject to, any required regulatory approvals. If necessary approvals for the grant or exercise are not obtained, the options may be cancelled or rescinded, or they may expire, as determined by the Company in its sole and absolute discretion. The Company may restrict the exercise of this Option if the Option Shares issuable pursuant to the Option have not yet been registered pursuant to the Securities Act of 1933, as amended; provided, however, this limitation shall not apply during the six (6) months immediately prior to the Expiration Date or if the Optionee agrees in writing that the Option Shares issuable upon the exercise will be restricted securities and bear a restrictive legend.
     19. Electronic Signatures. Delivery of a copy of this Option Agreement bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.
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     IN WITNESS WHEREOF, the parties have executed this Option Agreement on the Date of Grant first written above.
COMPANY:
United Fuel & Energy Corporation
a Nevada corporation

By:	/s/ William C. Bousema

William C. Bousema
Executive Vice President, Chief Financial
Officer and Secretary
OPTIONEE:

/s/ JOSEPH M. JULIANO

JOSEPH M. JULIANO

Address: